Exhibit 99.1

Zymeworks Announces Appointment of Dr. Alessandra Cesano to its Board of Directors

Vancouver, British Columbia (February 8, 2024) – Zymeworks Inc. (Nasdaq: ZYME), a clinical-stage biotechnology company developing a diverse pipeline of novel, multifunctional biotherapeutics to improve the standard of care for difficult-to-treat diseases, today announced the appointment of Dr. Alessandra Cesano to its board of directors effective February 8, 2024.

Dr. Cesano succeeds Dr. Kenneth Hillan, who will step down effective today after a successful 7-year tenure as a director of Zymeworks.

“Zymeworks is honored to welcome Dr. Cesano to our board of directors,” said Kenneth Galbraith, Chair and Chief Executive Officer of Zymeworks. “She brings more than 25 years of experience in drug development, diagnostics, and cancer immunology. Her appointment further refreshes and strengthens the governance structure of the company, and her guidance will be an important asset for us as we work to rapidly advance and expand our pipeline of novel antibody-drug conjugates and multispecific antibodies. She joins three other new directors appointed in 2023: Mr. Derek Miller, Mr. Carlos Campoy, and Dr. Nancy Davidson.”

“The Zymeworks board of directors is sincerely grateful to Dr. Hillan for his dedicated service and significant contributions to the board. We thank him for the important impact he has had on the Company and we wish him continued success,” said Dr. Susan Mahony, lead independent director of Zymeworks.

“I’m excited to join the board of directors of Zymeworks and help further its mission to make a meaningful difference in the lives of patients around the world who are impacted by difficult-to-treat cancers and other serious diseases,” said Dr. Cesano. “I look forward to collaborating with the talented team and experienced board of directors and leveraging my insights in global clinical development to further advance the company’s next-generation oncology therapeutics.”

Dr. Cesano currently serves as a director at Puma Biotechnology and Summit Therapeutics. Since July 2019, she has served as the Chief Medical Officer of ESSA Pharmaceuticals, a pharmaceutical company developing therapies for the treatment of prostate cancer. Prior to joining ESSA, Dr. Cesano was the Chief Medical Officer of NanoString Technologies, Inc. from July 2015 to July 2019, where she focused on development of translational and diagnostic multi-plexed assays for the characterization and measurement of mechanisms of immune response and resistance. Dr. Cesano has also held management positions at Amgen Inc., Biogen Inc. (formerly Biogen Idec) and SmithKline Beecham Pharmaceuticals, where she helped to advance various oncology drugs through late-stage development and FDA approval. She currently serves as associate editor for the Biomarker section of the Journal for ImmunoTherapy of Cancer and co-chair of the Society for Immunotherapy of Cancer (SITC) regulatory committee. She has been an author on more than 140 publications. Dr. Cesano received an M.D. summa cum laude, a board certification in oncology and a Ph.D. in tumor immunology from the University of Turin, Italy.

Dr. Cesano was also appointed to serve as a member of the research and development committee and nominating and corporate governance committee of the board of directors. In addition, Mr. Miller was appointed as the chair of the nominating and corporate governance committee.

About Zymeworks Inc.

Zymeworks is a global biotechnology company committed to the discovery, development, and commercialization of novel, multifunctional biotherapeutics. Zymeworks’ mission is to make a meaningful difference in the lives of people impacted by difficult-to-treat cancers and other diseases. The Company’s complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutic candidates. Zymeworks engineered and developed zanidatamab, a HER2-targeted bispecific antibody using the Company’s proprietary Azymetric™ technology. Zymeworks has entered into separate agreements with BeiGene, Ltd. (BeiGene) and Jazz Pharmaceuticals Ireland Limited (Jazz), granting each exclusive rights to develop and commercialize zanidatamab in different territories. Zanidatamab is currently being evaluated in multiple global clinical trials as a potential best-in-class treatment for patients with HER2-expressing cancers. Zymeworks is rapidly advancing a deep pipeline of product candidates based on its experience and capabilities in both antibody drug conjugates and multispecific antibody therapeutics across multiple novel targets in indications that represent areas of significant unmet medical need. In addition to Zymeworks’ wholly owned pipeline, its therapeutic platforms have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to potential therapeutic effects and commercial potential of zanidatamab and Zymeworks’ other product candidates; Zymeworks’ clinical development of its product candidates and enrollment in its clinical trials; the ability to advance product candidates into later stages of development; and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its quarter ended September 30, 2023 (a copy of which may be obtained at www.sec.gov and www.sedar.com).

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Investor inquiries:

Shrinal Inamdar

Director, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media inquiries:

Diana Papove

Senior Director, Corporate Communications

(604) 678-1388

media@zymeworks.com